Exhibit 99.1

PDS Biotech Reports First Quarter 2025 Financial Results and Provides Clinical Programs and Corporate Update

VERSATILE-003 Phase 3 Site Initiations Underway

Multiple Abstracts Selected for Presentation at the 2025 American Society of Clinical Oncology Annual Meeting

Conference call and webcast today at 8:00 a.m. Eastern Time

PRINCETON, N.J., May 14, 2025 -- PDS Biotechnology Corporation (Nasdaq: PDSB) (“PDS Biotech” or the “Company”), a late-stage immunotherapy company focused on transforming how the immune system targets and kills cancers, today provided a clinical and corporate update and reported financial results for the first quarter ended March 31, 2025.

“The first quarter of 2025 and recent weeks have been productive for PDS Biotech, highlighted by the initiation of our VERSATILE-003 Phase 3 clinical trial evaluating Versamune® HPV in recurrent/metastatic (“R/M”) HPV16-positive head and neck squamous carcinoma (“HNSCC”),” said Frank Bedu-Addo, Ph.D., President and Chief Executive Officer of PDS Biotech. “We are pleased to announce that site activation is progressing, and that Mayo Clinic sites have recently been added to the trial. HPV16-positive HNSCC represents a large, rapidly growing patient population in need of targeted therapies to treat the underlying cause of the cancer, and our Versamune® HPV investigational therapy is currently the only targeted therapy in a Phase 3 trial specifically for HPV-16 positive tumors.”

Clinical and Corporate Update

•
On April 23, 2025, the Company announced that three abstracts on Versamune® HPV (PDS0101) were selected for presentation at the 2025 American Society of Clinical Oncology (ASCO) Annual Meeting, to be held May 30-June 3, 2025, in Chicago, IL.

•
On May 8, 2025, the Company announced that preclinical efficacy and immune response data with a novel investigational Infectimune® based universal flu vaccine were featured in two presentations on universal influenza vaccines, including an oral symposium at the American Association of Immunologists’ IMMUNOLOGY2025™ Annual Meeting, held May 3-7, 2025, in Honolulu, Hawaii.

•
On March 13, 2025, the Company announced U.S. Food and Drug Administration (“FDA”) clearance of an Investigational New Drug (“IND”) application for the combination of Versamune® MUC1 and PDS01ADC to treat MUC1-positive unresectable, metastatic colorectal carcinoma in patients who failed previous treatment. The National Cancer Institute (“NCI”), under its Cooperative Research and Development Agreement (“CRADA”), will lead the Phase 1/2 clinical trial evaluating the combination of Versamune® MUC1 + PDS01ADC in recurrent/metastatic colorectal cancer.

•	On March 7, 2025, the Company announced the initiation of its VERSATILE-003 Phase 3 trial in HPV16-positive first-line recurrent and/or metastatic HNSCC.
•	Trial is designed to include approximately 350 patients
•	PDS Biotech is aligned with the FDA on the design of the registrational trial and clinical endpoints.
■	Two-arm controlled trial with 2:1 randomization
■	Median overall survival is the primary endpoint
■	Interim readouts included in the study design
•	The Company received FDA Fast Track designation for the combination of Versamune® HPV and pembrolizumab in R/M HNSCC.
•	For more information on VERSATILE-003, visit ClinicalTrials.gov (Identifier: NCT06790966).
•
On February 27, 2025, the Company announced that it had entered into securities purchase agreements with new and existing healthcare-focused institutional investors, as well as participation from certain directors of the Company, for the purchase and sale of 7,330,121 shares of its common stock (or common stock equivalents in lieu thereof) and warrants to purchase up to an aggregate of 7,330,121 shares of common stock in a registered direct offering priced at-the-market under Nasdaq rules at a combined purchase price of $1.50 for the institutional investors and $1.66 for certain directors of the Company. Approximately $11 million was funded upon the closing of the offering, and up to an additional $11 million may be funded upon full cash exercise of the warrants.

First Quarter 2025 Financial Results

Reported net loss was approximately $8.5 million, or $0.21 per basic and diluted share, for the three months ended March 31, 2025, compared to $10.6 million, or $0.30 per basic share and diluted share, for the three months ended March 31, 2024. The decrease was due to increased benefit from income taxes and lower operating expenses.

Research and development expenses were $5.8 million for the three months ended March 31, 2025, compared to $6.7 million for the three months ended March 31, 2024. The decrease was primarily due to lower clinical trial expenses.

General and administrative expenses were $3.3 million for the quarter ended March 31, 2025, compared to $3.4 million for the three months ended March 31, 2024.

Total operating expenses were $9.1 million for the quarter ended March 31, 2025, compared to approximately $10.1 million for the three months ended March 31, 2024.

Net interest expenses were $0.6 million compared to approximately $0.5 million for the three months ended March 31, 2024.

The Company’s cash balance as of March 31, 2025 was $40 million, compared to $41.7 million as of December 31, 2024.

Conference Call Details

Date: May 14, 2025
Time: 8:00 a.m. Eastern Time
Dial-in: 1-877-704-4453 (Domestic) or 1-201-389-0920 (International)
Webcast Registration: Click Here
Call MeTM Registration: Click Here (Available 15 minutes prior to call)

About PDS Biotechnology
PDS Biotechnology is a late-stage immunotherapy company focused on transforming how the immune system targets and kills cancers. The Company has initiated a pivotal clinical trial to advance its lead program in advanced HPV16-positive head and neck squamous cell cancers. PDS Biotech’s lead investigational targeted immunotherapy Versamune® HPV is being developed in combination with a standard-of-care immune checkpoint inhibitor, and in a triple combination including PDS01ADC, an IL-12 fused antibody drug conjugate (ADC), and a standard-of-care immune checkpoint inhibitor.

For more information, please visit www.pdsbiotech.com

Forward Looking Statements
This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “forecast,” “guidance”, “outlook” and other similar expressions among others. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to protect its intellectual property rights; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the Company’s dependence on additional financing to fund its operations and complete the development and commercialization of its product candidates, and the risks that raising such additional capital may restrict the Company’s operations or require the Company to relinquish rights to the Company’s technologies or product candidates; the Company’s limited operating history in the Company’s current line of business, which makes it difficult to evaluate the Company’s prospects, the Company’s business plan or the likelihood of the Company’s successful implementation of such business plan; the timing for the Company or its partners to conduct clinical trials for Versamune® HPV, PDS01ADC, Versamune® MUC1 and other Versamune® based product candidates; the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning Versamune® HPV, PDS01ADC, Versamune® MUC1 and other Versamune® based product candidates and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the success, timing and cost of the Company’s ongoing clinical trials and anticipated clinical trials for the Company’s current product candidates, including statements regarding the timing of initiation, pace of enrollment and completion of the trials (including the Company’s ability to fully fund its disclosed clinical trials, which assumes no material changes to the Company’s currently projected expenses), futility analyses, presentations at conferences and data reported in an abstract, and receipt of interim or preliminary results (including, without limitation, any preclinical results or data), which are not necessarily indicative of the final results of the Company’s ongoing clinical trials; any Company statements about its understanding of product candidates mechanisms of action and interpretation of preclinical and early clinical results from its clinical development programs and any collaboration studies; the Company’s ability to continue as a going concern; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the other risks, uncertainties, and other factors described under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in the documents we file with the U.S. Securities and Exchange Commission. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Versamune® and Infectimune® are registered trademarks of PDS Biotechnology Corporation.

Investor Contact:
Mike Moyer
LifeSci Advisors
Phone +1 (617) 308-4306
Email: mmoyer@lifesciadvisors.com

Media Contact:
Janine McCargo
6 Degrees
Phone +1 (646) 528-4034
Email: jmccargo@6degreespr.com

---financial tables to follow---

PDS BIOTECHNOLOGY CORPORATION AND SUBSIDIARY
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Operating expenses:
Research and development expenses	$5,830,999	$6,704,164
General and administrative expenses	3,274,759	3,393,463
Total operating expenses	$9,105,758	$10,097,627

Loss from operations	$(9,105,758)	$(10,097,627)

Interest income (expense)
Interest income	$377,849	$668,895
Interest expense	(930,878)	(1,174,745)
Interest income (expense), net	$(553,029)	$(505,850)

Loss before income taxes	$(9,658,787)	$(10,603,477)
Benefit for income taxes	1,169,820	-
Net loss and comprehensive loss	$(8,488,967)	$(10,603,477)

Per share information:
Net loss per share, basic and diluted	$(0.21)	$(0.30)
Weighted average common shares outstanding basic and diluted	40,521,001	34,815,870

PDS BIOTECHNOLOGY CORPORATION AND SUBSIDIARY
Selected Balance Sheet Data
(Unaudited)

	March 31,	December 31,
	2025	2024
Cash and cash equivalents	$39,978,674	$41,689,591
Working capital	$28,474,112	$27,967,242
Total assets	$47,028,542	$45,358,657
Long term debt	$6,352,333	$9,204,755
Accumulated deficit	$(190,599,966)	$(182,110,999)
Total stockholders’ equity	$22,362,209	$19,004,848